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                                                                       EXHIBIT 2


                                                  [LOGO]
                                                  HARTFORD LIFE




April 10, 1998                                   Lynda Godkin
                                                  Senior Vice President, General
                                                  Counsel & Corporate Secretary
                                                  Law Department
Board of Directors
Hartford Life and Annuity Insurance Company
200 Hopmeadow Street
Simsbury, CT  06089

     RE:   SEPARATE ACCOUNT VL I
           HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
           FILE NO. 333-07471

Dear Sir/Madam:

I have acted as General Counsel to Hartford Life and Annuity Insurance Company (the "Company"), a Connecticut insurance company, and Hartford Life and Annuity Insurance Company Separate Account VL I (the "Account") in connection with the registration of an indefinite amount of securities in the form of a flexible premium variable life insurance policy (the "Policy") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. I have examined such documents (including the Form S-6 Registration Statement) and reviewed such questions of law as I considered necessary and appropriate, and on the basis of such examination and review, it is my opinion that:

1. The Company is a corporation duly organized and validly existing as a stock life insurance company under the laws of the State of Connecticut and is duly authorized by the Insurance Department of the State of Connecticut to issue the Policy.

2. The Account is a duly authorized and validly existing separate account established pursuant to the provisions of Section 38a-433 of the Connecticut Statutes.

3. To the extent so provided under the Policy, that portion of the assets of the Account equal to the reserves and other contract liabilities with respect to the Account will not be chargeable with liabilities arising out of any other business that the Company may conduct.

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Board of Directors
Hartford Life and Annuity Insurance Company
April , 1998
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4.   The Policy, when issued as contemplated by the Form S-6 Registration
     Statement, will constitute legal, validly issued and binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to the Form S-6 Registration Statement for the Policy and the Account.

Sincerely,

/s/ Lynda Godkin

Lynda Godkin